Exhibit 99.1

Digital Fusion Enhances Board of Directors

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--March 23, 2006--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT"), research and engineering, and acquisition and business support services provider, today announced the appointment of Gilbert F. Decker and Daniel E. Moore as new independent board members of Digital Fusion, Inc.
    Gilbert F. Decker is a private consultant for several clients including L3 Communications, the U.S. Navy, and Booz Allen Hamilton. He has served as a consultant to Walt Disney Imagineering, where he previously served as Executive Vice President of Engineering and Production.
    Mr. Decker served as a Commissioned Officer in the U.S. Army, and as a Colonel in the U.S. Army Reserve. Before becoming a private consultant, he held several distinguished positions, including president and CEO of the Penn Central Federal Systems Company, CEO of Acurex Corporation, and Assistant Secretary of the Army for Research, Development, and Acquisition.
    Mr. Decker currently serves on the National Advisory Council for The Johns Hopkins University Whiting School of Engineering, and on the Board of Army Science & Technology at the National Academy of Sciences. He acts as a Director of Alliant TechSystems, Anteon Corporation, and The Allied Defense Group. Mr. Decker is also a Trustee for the Hertz Foundation and for the Association of the U.S. Army.
    Mr. Decker holds a B.S. in Electrical Engineering from The John Hopkins University and a M.S. in Operations Research from Stanford University. He undertook his military education at the U.S. Army Command & General Staff College as well as at the Industrial College of the Armed Forces.
    Daniel E. Moore serves as managing partner of Longstreet Partners, a private investment banking and private equity firm focused on small to mid-sized enterprises. Prior to Longstreet, Mr. Moore held several distinguished positions; including chief operating officer of PriceInteractive, a communication services business, and chief executive officer and chairman of SSE Telecom, a publicly traded satellite earth station systems business. Mr. Moore co-founded Venture America, the Washington D.C. area's first early stage venture capital firm and consulted with, served on the boards of directors and managed various portfolio companies of Venture America.
    Mr. Moore, a certified public accountant, began his career at Arthur Andersen & Co. in Washington D.C. after receiving his master's degree in business administration from the University of Pittsburgh, and his bachelor's degree from Lafayette College.
    "We are very pleased to announce the additions of Gilbert Decker and Daniel Moore to the Digital Fusion board of directors," said Lt. Gen. (Ret.) Frank Libutti, chairman and chief executive officer, Digital Fusion, Inc. "They both bring enormous business and financial acumen, high technology experience and leadership to our company. Their skills and talents further strengthen the diversity of the Digital Fusion board."

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Alabama, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development, Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements

    All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

    CONTACT: Digital Fusion, Inc., Huntsville
             Investor Relations
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com